Exhibit 99.1

               Equity Residential Reports 2004 Results;
          Names Fred Tuomi President of Property Management;
                    Completes Sale of Water Terrace

    CHICAGO--(BUSINESS WIRE)--Feb. 2, 2005--Equity Residential
(NYSE:EQR) today reported results for the quarter and year ended
December 31, 2004. All per share results are reported on a fully diluted basis.

    Fourth Quarter 2004

    For the quarter ended December 31, 2004, the Company reported earnings of $0.48 per share compared to $0.33 per share in the fourth quarter of 2003. The quarterly increase is primarily attributable to $0.08 per share in higher gains on property sales in 2004 and the $0.07 per share impact in the fourth quarter of 2003 of the costs associated with the redemption of the Company's Series G preferred shares.
    Funds from Operations (FFO) for the quarter ended December 31, 2004 were $0.56 per share compared to $0.45 per share in the same period of 2003. The quarterly increase is primarily attributable to $0.04 per share in higher incremental gains on sales of condominium units and the $0.07 per share of costs associated with the redemption of the Series G preferred shares noted above.
    Total revenues from continuing operations for the quarter were $487.4 million compared to $430.7 million in the fourth quarter of 2003. The primary components of this $56.7 million increase in revenues include the properties acquired since January 1, 2004, the interests in the 15 development properties acquired in the first quarter of 2004 from the Company's joint venture partners as well as the properties consolidated due to the adoption of FIN 46 effective March 31, 2004.

    Year Ended December 31, 2004

    For the year ended December 31, 2004, the Company reported earnings of $1.48 per share compared to $1.55 per share in the same period of 2003.
    FFO for the year ended December 31, 2004 were $2.14 per share compared to $2.15 per share in the same period of 2003.
    Total revenues from continuing operations for the year ended December 31, 2004 were $1.9 billion compared to $1.7 billion in the same period of 2003.
    "Operationally, 2004 was a year of improving fundamentals. Revenues in the majority of our markets increased primarily as a result of decreased concessions. On the transactions front, we took advantage of the opportunities. We sold nearly $1.0 billion in assets, at excellent prices, in markets we were determined to cull from our portfolio and invested $900 million in assets and markets with greater long-term potential," said Bruce W. Duncan, Equity Residential's President and CEO. "In 2005 we expect to see a continued improvement in fundamentals and revenues as well as a positive impact from the work we have been doing on improving our operations. Also, we will be active on the transactions front as we continue to aggressively reposition our portfolio and demonstrate the value of our underlying assets."

    "Same-Store" Results

    On a "same-store" fourth quarter to fourth quarter comparison, which includes 165,123 units, revenues increased 1.6 percent, expenses increased 3.7 percent and net operating income (NOI) increased 0.2 percent. On a sequential "same-store" comparison for these same 165,123 units from third quarter 2004 to fourth quarter 2004, revenues decreased 0.2 percent, expenses decreased 2.4 percent and NOI increased 1.4 percent.
    On a "same-store" year to year comparison, which includes 162,201 units, revenues increased 0.9 percent, expenses increased 3.6 percent and NOI decreased 0.9 percent.
    Full Year and quarterly 2004 "same-store" expenses exclude the uninsured property damage caused by Hurricanes Frances, Charley, Ivan and Jeanne.

    Acquisitions/Dispositions

    During the fourth quarter of 2004, the Company acquired six properties, consisting of 1,763 units, for an aggregate purchase price of $266.3 million at an average capitalization (cap) rate of 5.5 percent and a land parcel for future development for $12.4 million.
    Also during the quarter, the Company sold 17 properties, consisting of 3,400 units, for an aggregate sale price of $202.2 million at an average cap rate of 6.4 percent. In addition, the Company sold 456 condominium units, including through joint ventures, for $96.9 million.
    In 2004, the Company acquired 24 properties, consisting of 6,182 units, for an aggregate purchase price of $900.8 million at an average cap rate of 5.7 percent and a land parcel for future development for $12.4 million and sold 56 properties, consisting of 14,159 units, for an aggregate sale price of $787.8 million at an average cap rate of
6.4 percent. In addition, the Company sold 977 condominium units, including through joint ventures, and two vacant land parcels for $177.3 million and $27.9 million, respectively.

    Water Terrace

    On January 31, 2005, Equity Residential completed the previously announced sale of Water Terrace, a 450-unit high rise luxury apartment building in Marina del Rey, California, for a sales price of $305 million. The Company expects to recognize an estimated GAAP gain on sale of $80.0 million in the first quarter of 2005.

    Fred Tuomi named President of Property Management

    As a part of the Company's continued drive toward achieving operational excellence and taking advantage of functional efficiencies, Equity Residential is combining its two property management operating divisions into one. Fred Tuomi, currently President of Equity Residential's Western Division has been named President of the combined entity. Edward Geraghty, the President of the Company's Eastern Division, has elected to leave the Company to pursue other opportunites and will stay on to assist in the transition until March 1, 2005. The Company anticipates recording a $0.01 per share charge during the first quarter of 2005 for severance in connection with this reorganization.

    First Quarter 2005 Results

    Equity Residential expects to announce first quarter 2005 results on Tuesday, April 26, 2005 and host a conference call to discuss those results at 10:00 a.m. CT that day.
    Equity Residential is the largest publicly traded apartment company in America. Nationwide, Equity Residential owns or has investments in 939 properties, in 32 states and the District of Columbia, consisting of 200,149 units. For more information on Equity Residential, please visit our Web site at www.equityresidential.com.

    Forward-Looking Statements

    The Company lists parameters for 2005 results in the final page of this release. 2005 results will depend upon a slowdown in multifamily starts and economic recovery and job growth. The forward-looking statements contained in this news release regarding 2005 results are further subject to certain risks and uncertainties including, without limitation, the risks described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our Web site, www.equityresidential.com. This news release also contains forward-looking statements concerning development properties. The total number of units and cost of development and completion dates reflect the Company's best estimates and are subject to uncertainties arising from changing economic conditions (such as costs of labor and construction materials), completion and local government regulation. The forward-looking statements do not include the potential gains to earnings and FFO that may result from the sale of stock in eBay that the Company may receive for its interest in Rent.com as disclosed in the Company's news release dated December 21, 2004. There can be no assurance that the deal will close or if it does, when. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

    A live webcast of the Company's conference call discussing these results and outlook for 2005 will take place today at 10:00 a.m.
Central. Please visit the Investor Information section of the Company's Web site at www.equityresidential.com for the link. A replay of the webcast will be available for two weeks at this site.


                          EQUITY RESIDENTIAL
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                         (Amounts in thousands
                        except per share data)


                                 Year Ended           Quarter Ended
                                December 31,          December 31,
                           ----------------------- -------------------
                                 2004        2003      2004      2003
                           ----------- ----------- --------- ---------
REVENUES
    Rental income          $1,878,262  $1,691,647  $484,968  $427,280
    Fee and asset
     management                11,239      14,373     2,398     3,412
                           ----------- ----------- --------- ---------

        Total revenues      1,889,501   1,706,020   487,366   430,692
                           ----------- ----------- --------- ---------

EXPENSES
    Property and
     maintenance              520,412     460,426   132,689   116,944
    Real estate taxes and
     insurance                222,448     184,483    53,462    48,508
    Property management        75,888      68,058    19,795    19,608
    Fee and asset
     management                 8,623       7,819     2,241     2,311
    Depreciation              484,209     414,998   127,705   106,508
    General and
     administrative            51,236      38,810    15,522     9,531
    Impairment on
     technology investments         -       1,162         -       290
                           ----------- ----------- --------- ---------

        Total expenses      1,362,816   1,175,756   351,414   303,700
                           ----------- ----------- --------- ---------

Operating income              526,685     530,264   135,952   126,992

    Interest and other
     income                    10,685      16,217     2,646     2,492
    Interest:
         Expense incurred,
          net                (342,591)   (322,903)  (90,288)  (79,659)
         Amortization of
          deferred
          financing costs      (6,723)     (5,612)   (1,746)   (1,795)
                           ----------- ----------- --------- ---------

Income before allocation to Minority
 Interests, income (loss) from investments
      in unconsolidated entities, net
      gain on sales of unconsolidated
      entities and discontinued
      operations              188,056     217,966    46,564    48,030
Allocation to Minority
 Interests:
     Operating Partnership    (31,228)    (34,658)  (10,005)   (7,224)
     Preference Interests     (19,420)    (20,211)   (4,262)   (5,052)
     Junior Preference
      Units                       (70)       (325)       (3)      (82)
     Partially Owned
      Properties                1,787         271       680       348
     Premium on redemption
      of Preference
      Interests                (1,117)          -         -         -
Income (loss) from
 investments in
 unconsolidated entities       (7,325)    (10,118)      143    (6,524)
Net gain on sales of
 unconsolidated entities        4,593       4,942       186       269
                           ----------- ----------- --------- ---------
Income from continuing
 operations                   135,276     157,867    33,303    29,765
Net gain on sales of
 discontinued operations      323,925     310,706   116,272    91,731
Discontinued operations, net   13,128      54,738     1,058     8,206
                           ----------- ----------- --------- ---------
Net income                    472,329     523,311   150,633   129,702
Preferred distributions       (53,746)    (76,435)  (13,075)  (18,722)
Premium on redemption of
 preferred shares                   -     (20,237)        -   (20,237)
                           ----------- ----------- --------- ---------
Net income available to
 Common Shares               $418,583    $426,639  $137,558   $90,743
                           =========== =========== ========= =========

Earnings per share - basic:
Income (loss) from continuing
 operations available to
 Common Shares                  $0.38       $0.33     $0.10    $(0.01)
                           =========== =========== ========= =========
Net income available to
 Common Shares                  $1.50       $1.57     $0.49     $0.33
                           =========== =========== ========= =========
Weighted average Common
 Shares outstanding           279,744     272,337   282,329   274,457
                           =========== =========== ========= =========

Earnings per share - diluted:
Income (loss) from
 continuing operations
 available to Common Shares     $0.37       $0.32     $0.10    $(0.01)
                           =========== =========== ========= =========
Net income available to
 Common Shares                  $1.48       $1.55     $0.48     $0.33
                           =========== =========== ========= =========
Weighted average Common
 Shares outstanding           303,871     297,041   306,841   299,516
                           =========== =========== ========= =========

Distributions declared per
 Common Share outstanding       $1.73       $1.73   $0.4325   $0.4325
                           =========== =========== ========= =========


                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)


                                    Year Ended         Quarter Ended
                                    December 31,         December 31,
                               ------------------- -------------------
                                   2004      2003      2004      2003
                               --------- --------- --------- ---------

  Net income                   $472,329  $523,311  $150,633  $129,702
  Allocation to Minority
   Interests - Operating
   Partnership                   31,228    34,658    10,005     7,224
    Adjustments:
      Depreciation              484,209   414,998   127,705   106,508
      Depreciation - Non-real
       estate additions          (5,574)   (7,019)   (1,549)     (495)
      Depreciation - Partially
       Owned Properties          (8,256)   (8,390)   (2,047)   (2,150)
      Depreciation -
       Unconsolidated
       Properties                10,159    28,301     1,122    12,683
      Net (gain) on sales of
       unconsolidated entities   (4,593)   (4,942)     (186)     (269)
      Discontinued operations:
           Depreciation          12,374    56,571       996    10,163
           Net (gain) on sales
            of discontinued
            operations         (323,925) (310,706) (116,272)  (91,731)
           Net incremental gain
            on sales of
            condominium units    32,054    10,280    16,385     2,793
           Net gain (loss) on
            sales of vacant land  5,482         -        (1)        -
                               --------- --------- --------- ---------

  FFO (1)(2)                    705,487   737,062   186,791   174,428
  Preferred distributions       (53,746)  (76,435)  (13,075)  (18,722)
  Premium on redemption of
   preferred shares                   -   (20,237)        -   (20,237)
                               --------- --------- --------- ---------

  FFO available to Common
   Shares and OP Units - basic $651,741  $640,390  $173,716  $135,469
                               ========= ========= ========= =========

  FFO available to Common
   Shares and OP Units -
   diluted                     $655,192  $645,175  $174,291  $136,628
                               ========= ========= ========= =========

  FFO per share and OP Unit -
   basic                          $2.17     $2.17     $0.57     $0.46
                               ========= ========= ========= =========

  FFO per share and OP Unit -
   diluted                        $2.14     $2.15     $0.56     $0.45
                               ========= ========= ========= =========

  Weighted average Common
   Shares and OP Units
   outstanding - basic          300,683   294,523   302,931   296,371
                               ========= ========= ========= =========

  Weighted average Common
   Shares and OP Units
   outstanding - diluted        306,083   300,134   308,317   302,515
                               ========= ========= ========= =========

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.


                          EQUITY RESIDENTIAL
                      CONSOLIDATED BALANCE SHEETS
            (Amounts in thousands except for share amounts)


                                             December 31, December 31,
                                                  2004         2003
                                             ------------ ------------
ASSETS
Investment in real estate
  Land                                        $2,183,818   $1,845,547
  Depreciable property                        12,350,900   11,018,326
  Construction in progress (including land)      317,903       10,506
                                             ------------ ------------
Investment in real estate                     14,852,621   12,874,379
  Accumulated depreciation                    (2,599,827)  (2,296,013)
                                             ------------ ------------
Investment in real estate, net                12,252,794   10,578,366

Cash and cash equivalents                         83,505       49,579
Investments in unconsolidated entities            11,461      473,977
Rents receivable                                   1,681          426
Deposits - restricted                             82,194      133,752
Escrow deposits - mortgage                        35,800       41,104
Deferred financing costs, net                     34,986       31,135
Goodwill, net                                     30,000       30,000
Other assets                                     112,854      128,554
                                             ------------ ------------
       Total assets                          $12,645,275  $11,466,893
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                      $3,166,739   $2,693,815
  Notes, net                                   3,143,067    2,656,674
  Line of credit                                 150,000       10,000
  Accounts payable and accrued expenses           87,422       55,463
  Accrued interest payable                        70,411       60,334
  Rents received in advance and other
   liabilities                                   227,588      189,372
  Security deposits                               49,501       44,670
  Distributions payable                          142,437      140,195
                                             ------------ ------------
       Total liabilities                       7,037,165    5,850,523
                                             ------------ ------------

Commitments and contingencies
Minority Interests:
   Operating Partnership                         319,841      342,809
   Preference Interests                          206,000      246,000
   Junior Preference Units                           184        2,217
   Partially Owned Properties                      9,557        9,903
                                             ------------ ------------
       Total Minority Interests                  535,582      600,929
                                             ------------ ------------

Shareholders' equity:
   Preferred Shares of beneficial interest,
    $0.01 par value; 100,000,000 shares
    authorized; 4,108,658 shares issued
    and outstanding as of December 31, 2004
    and 5,496,518 shares issued and outstanding
    as of December 31, 2003                      636,216      670,913
   Common Shares of beneficial interest,
    $0.01 par value; 1,000,000,000 shares
    authorized; 285,076,915 shares issued
    and outstanding as of December 31, 2004
    and 277,643,885 shares issued and
    outstanding as of December 31, 2003            2,851        2,776
   Paid in capital                             5,112,311    4,956,712
   Deferred compensation                             (18)      (3,554)
   Distributions in excess of accumulated
    earnings                                    (657,462)    (588,005)
   Accumulated other comprehensive loss          (21,370)     (23,401)
                                             ------------ ------------
       Total shareholders' equity              5,072,528    5,015,441
                                             ------------ ------------
       Total liabilities and shareholders'
        equity                               $12,645,275  $11,466,893
                                             ============ ============


                             2004 vs. 2003
                   Year over Year Same-Store Results

               $ in Millions - 162,201 Same-Store Units

              Description Revenues Expenses(1)  NOI (2)
              ----------- --------- --------------------
                    2004  $1,613.5   $653.5      $960.0
                    2003  $1,599.4   $631.0      $968.4
                          --------- --------  ----------
                Change       $14.1    $22.5       $(8.4)
                          ========= ========  ==========
                Change         0.9%     3.6%      (0.9%)


              Fourth Quarter 2004 vs. Fourth Quarter 2003
                Quarter over Quarter Same-Store Results

               $ in Millions - 165,123 Same-Store Units

              Description Revenues Expenses(1)  NOI (2)
              ----------- --------- --------------------
                Q4 2004     $416.3   $167.8      $248.5
                Q4 2003     $409.8   $161.9      $247.9
                          --------- --------  ----------
                Change        $6.5     $5.9        $0.6
                          ========= ========  ==========
                Change         1.6%     3.7%        0.2%


              Fourth Quarter 2004 vs. Third Quarter 2004
          Sequential Quarter over Quarter Same-Store Results

               $ in Millions - 165,123 Same-Store Units(a)

              Description Revenues Expenses(1)  NOI (2)
              ----------- --------- --------------------
                Q4 2004     $416.3   $167.8      $248.5
                Q3 2004     $417.1   $172.0      $245.1
                          --------- --------  ----------
                Change       $(0.8)   $(4.2)       $3.4
                          ========= ========  ==========
                Change       (0.2%)   (2.4%)        1.4%

(a) Includes the same units as the Fourth Quarter 2004 vs. Fourth
    Quarter 2003 Same Store results for comparability purposes.


                    Same-Store Occupancy Statistics

Year 2004           93.3%   Q4 2004    93.2%     Q4 2004         93.2%
Year 2003           93.0%   Q4 2003    92.9%     Q3 2004         93.5%
              ------------          ----------            ------------
        Change       0.3%    Change     0.3%      Change        (0.3%)


(1) December YTD 2004 and Third and Fourth Quarter 2004 expenses exclude the uninsured property damage caused by Hurricanes
    Frances, Charley, Ivan and Jeanne.

(2) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.


                     Same Store NOI Reconciliation
                             2004 vs. 2003

The following table provides a reconciliation of operating income per the consolidated statements of operations to NOI for the 2004 Same Store Properties:


                                         Year Ended December 31,
                                    ----------------------------------
                                               2004              2003
                                    ----------------  ----------------
                                             (Amounts in millions)

Operating income                             $526.7            $530.3
Adjustments:
     Insurance (hurricane property damage)     15.2                 -
     Non-same store operating results        (114.7)            (10.3)
     Fee and asset management revenue         (11.2)            (14.4)
     Fee and asset management expense           8.6               7.8
     Depreciation                             484.2             415.0
     General and administrative                51.2              38.8
     Impairment on technology investments         -               1.2
                                    ----------------  ----------------

Same store NOI                               $960.0            $968.4
                                    ================  ================


                     Same Store NOI Reconciliation
              Fourth Quarter 2004 vs. Fourth Quarter 2003

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Fourth
Quarter 2004 Same Store Properties:

                                        Quarter Ended December 31,
                                    ----------------------------------
                                            2004              2003
                                    ----------------  ----------------
                                            (Amounts in millions)

Operating income                             $136.0            $127.0
Adjustments:
     Insurance (hurricane property damage)      1.1                 -
     Non-same store operating results         (31.6)              5.7
     Fee and asset management revenue          (2.4)             (3.4)
     Fee and asset management expense           2.2               2.3
     Depreciation                             127.7             106.5
     General and administrative                15.5               9.5
     Impairment on technology investments         -               0.3
                                    ----------------  ----------------

Same store NOI                               $248.5            $247.9
                                    ================  ================


                             2004 vs. 2003
                     Same-Store Results by Market

                                   Increase (Decrease) from Prior Year
   -------------------------------------------------------------------
                                  2004
                        2004    Weighted
                        % of    Average
                       Actual    Occu-                           Occu-
  Markets       Units    NOI     pancy%  Revenues Expenses NOI   pancy
  --------------------------------------------------------------------
 1 Boston         5,526   7.3%    94.4%  (1.0%)    5.2%  (4.0%) (0.4%)
 2 South Florida  9,546   6.4%    94.5%    4.4%    2.1%   6.1%   0.7%
 3 San Francisco
   Bay Area       5,010   5.2%    95.0%  (1.3%)    2.1%  (3.0%) (0.1%)
 4 Atlanta       10,085   4.8%    93.5%  (1.3%)    4.1%  (5.2%)  1.2%
 5 Phoenix        9,212   4.7%    91.3%    4.6%    2.7%   6.0%   2.4%
 6 Los Angeles    3,868   4.6%    95.1%    3.8%    4.7%   3.4%   0.1%
 7 San Diego      4,048   4.5%    95.0%    3.2%    7.2%   1.5%  (0.1%)
 8 New England
    (excl
    Boston)       6,114   4.2%    94.5%    1.9%    5.5%  (0.4%) (1.3%)
 9 Dallas/Ft
    Worth         9,043   4.1%    93.9%  (1.9%)    1.9%  (5.3%)  0.7%
10 Denver         7,087   3.9%    92.6%  (3.8%)    0.3%  (6.0%)  0.2%
11 Seattle/
   Tacoma         6,610   3.8%    93.8%    0.6%    6.3%  (3.0%)  0.7%
12 DC Suburban
    Maryland      5,309   3.8%    93.5%    1.7%    8.3%  (1.8%) (1.1%)
13 New York
    Metro Area    2,666   3.4%    94.6%    1.2%    6.5%  (1.7%)  0.3%
14 Orange Co      3,013   3.3%    95.0%    4.5%    7.7%   3.2%   0.1%
15 Orlando        5,725   3.1%    95.0%    3.5%  (0.3%)   6.1%   1.4%
16 DC Suburban
    Virginia      3,283   3.0%    94.4%    3.9%    3.7%   4.0%  (0.7%)
17 Inland
    Empire, CA    3,252   3.0%    94.9%    7.0%    2.9%   8.9%   0.0%
18 North Florida  6,027   2.8%    92.8%    0.8%    2.7%  (0.5%) (0.8%)
19 Houston        4,920   2.3%    91.1%  (3.3%)  (2.1%)  (4.5%) (0.9%)
20 Minn/St Paul   3,826   2.3%    90.1%  (1.8%)  (4.2%)   0.2%  (1.0%)
                ------------------------------------------------------
       Top 20
       Markets  114,170  80.1%    93.6%    1.2%    3.3%  (0.1%)  0.3%

    All Other
       Markets   48,031  19.9%  92.5%  (0.1%)    4.4%  (3.7%)  0.2%
                ------------------------------------------------------
         Total  162,201 100.0%    93.3%    0.9%    3.6%  (0.9%)  0.3%
                ======================================================

              Fourth Quarter 2004 vs. Fourth Quarter 2003
                     Same-Store Results by Market

                                Increase (Decrease) from Prior Quarter
    ------------------------------------------------------------------
                                 4Q04
                         4Q04  Weighted
                         % of   Average
                        Actual   Occu-                           Occu-
   Markets       Units    NOI   pancy%  Revenues Expenses  NOI   pancy
   -------------------------------------------------------------------
 1 Boston         5,931   7.3%    92.7%  (3.9%)    5.3%  (8.5%) (2.2%)
 2 South Florida  9,546   6.3%    94.7%    5.8%    3.0%   7.8%   0.9%
 3 San Francisco
    Bay Area      5,726   5.7%    95.1%  (0.0%)  (0.8%)   0.3%   0.1%
 4 Los Angeles    4,528   5.2%    95.2%    4.9%    1.2%   6.7%   1.2%
 5 Atlanta       10,085   4.6%    93.5%    0.4%    1.5%  (0.5%)  0.7%
 6 Phoenix        9,212   4.6%    92.5%    3.8%    4.6%   3.3%   2.3%
 7 San Diego      4,048   4.4%    95.3%    3.9%    9.4%   1.5%  (0.4%)
 8 New England
    (excl
    Boston)       6,114   4.0%    93.2%    0.5%    8.5%  (4.5%) (2.3%)
 9 Dallas/Ft
    Worth         9,043   3.9%    94.5%  (1.0%)    3.4%  (5.0%)  1.6%
10 Seattle/
   Tacoma         6,610   3.8%    94.3%    3.2%    6.3%   1.1%   2.4%
11 DC Suburban
    Maryland      5,309   3.7%    93.0%    1.3%    4.9%  (0.6%) (0.9%)
12 Denver         7,087   3.7%    92.2%  (4.9%)    2.6%  (9.0%) (0.2%)
13 DC Suburban
    Virginia      3,826   3.6%    92.9%    5.4%    3.1%   6.5%  (1.1%)
14 New York
    Metro Area    2,666   3.4%    94.5%    4.4%    5.6%   3.6%   0.1%
15 Orlando        5,769   3.2%    95.9%    7.6%    0.2%  12.7%   2.5%
16 Orange Co      3,013   3.2%    95.1%    4.6%    8.8%   2.7%   0.4%
17 Inland
    Empire, CA    3,252   2.9%    93.6%    5.3%    2.8%   6.4%  (1.8%)
18 North Florida  6,027   2.7%    93.2%    2.7%    4.2%   1.8%   0.2%
19 Portland       4,374   2.2%    92.9%    4.9%    3.4%   6.1%   1.4%
20 Houston        4,920   2.1%    91.0%  (3.1%)  (1.1%)  (5.1%)  0.2%
                ------------------------------------------------------
      Top 20
      Markets   117,086  80.3%    93.7%    1.9%    3.7%   0.7%   0.4%

     All Other
      Markets    48,037  19.7%    91.9%    0.6%    3.6%  (1.8%)  0.0%
                ------------------------------------------------------
        Total   165,123 100.0%    93.2%    1.6%    3.7%   0.2%   0.3%
                ======================================================


             Fourth Quarter 2004 vs. Third Quarter 2004(a)
                Sequential Same-Store Results by Market

                                Increase (Decrease) from Prior Quarter
    ------------------------------------------------------------------
                                  4Q04
                         4Q04   Weighted
                         % of   Average
                        Actual   Occu-                           Occu-
   Markets       Units    NOI    pancy% Revenues  Expenses NOI   pancy
   -------------------------------------------------------------------
 1 Boston         5,931   7.3%    92.7%  (2.7%)     0.8%  (4.5%)(2.7%)
 2 South Florida  9,546   6.3%    94.7%    1.9%   (1.8%)   4.5%  0.4%
 3 San Francisco
    Bay Area      5,726   5.7%    95.1%  (0.0%)   (1.4%)   0.8%  0.3%
 4 Los Angeles    4,528   5.2%    95.2%    0.9%   (0.4%)   1.5%  0.0%
 5 Atlanta       10,085   4.6%    93.5%  (0.4%)   (3.2%)   1.8% (0.3%)
 6 Phoenix        9,212   4.6%    92.5%    2.0%   (3.4%)   6.1%  1.0%
 7 San Diego      4,048   4.4%    95.3%    0.2%     1.2%  (0.3%)(0.5%)
 8 New England
    (excl
    Boston)       6,114   4.0%    93.2%  (2.1%)     2.7%  (5.2%)(1.1%)
 9 Dallas/Ft
    Worth         9,043   3.9%    94.5%    0.3%   (1.2%)   1.8%  0.7%
10 Seattle/
   Tacoma         6,610   3.8%    94.3%    0.3%   (3.0%)   2.7%  0.6%
11 DC Suburban
    Maryland      5,309   3.7%    93.0%  (0.5%)   (6.3%)   3.1% (0.0%)
12 Denver         7,087   3.7%    92.2%  (0.4%)   (7.2%)   4.1% (0.5%)
13 DC Suburban
    Virginia      3,826   3.6%    92.9%  (2.9%)   (4.5%)  (2.2%)(2.3%)
14 New York
    Metro Area    2,666   3.4%    94.5%    0.0%   (1.4%)   0.9% (0.6%)
15 Orlando        5,769   3.2%    95.9%    2.5%   (5.3%)   8.0%  0.3%
16 Orange Co      3,013   3.2%    95.1%    0.6%     3.7%  (0.8%) 0.1%
17 Inland
    Empire, CA    3,252   2.9%    93.6%    0.5%   (1.4%)   1.5% (0.6%)
18 North Florida  6,027   2.7%    93.2%    0.6%   (2.3%)   2.7%  0.2%
19 Portland       4,374   2.2%    92.9%  (0.8%)     0.6%  (1.9%)(1.2%)
20 Houston        4,920   2.1%    91.0%  (2.5%)   (3.3%)  (1.7%)(0.5%)
                ------------------------------------------------------
      Top 20
      Markets   117,086  80.3%    93.7%  (0.1%)   (1.9%)   1.0% (0.2%)

     All Other
       Markets  48,037  19.7%    91.9%  (0.3%)   (4.1%)    3.2% (0.6%)
                ------------------------------------------------------
        Total   165,123 100.0%    93.2%  (0.2%)   (2.4%)   1.4% (0.3%)
                ======================================================

(a) Includes the same units as the Fourth Quarter 2004 vs. Fourth
    Quarter 2003 Same Store results for comparability purposes.


                   Portfolio as of December 31, 2004

                             Properties    Units
                             --------     --------

Wholly Owned Properties           842     176,711
Partially Owned Properties
 (Consolidated)                    39       7,220
Unconsolidated Properties          58      16,218
                             ---------    --------
                                  939     200,149


                      Portfolio Rollforward 2004

                             Properties  Units   $Millions    Cap Rate
                             --------   -------  ----------   --------

              12/31/2003          968     207,506
Acquisitions:
     Rental Properties             24       6,182       $900.8    5.7%
     Vacant Land                    -           -        $12.4
Dispositions:
     Rental Properties            (56)    (14,159)     $(787.8)   6.4%
     Condominium Units             (2)       (977)     $(177.3)
     Vacant Land                    -           -       $(27.9)
Completed Developments              5       1,565
Unit Configuration
 Changes                            -          32
                             ---------    --------
              12/31/2004          939     200,149



                     Portfolio Rollforward Q4 2004

                             Properties  Units    $Millions   Cap Rate
                             --------   -------   ----------  --------

               9/30/2004          950     202,256
Acquisitions:
     Rental Properties              6       1,763       $266.3    5.5%
     Vacant Land                    -           -        $12.4
Dispositions:
     Rental Properties            (17)     (3,400)     $(202.2)   6.4%
     Condominium Units              -        (456)      $(96.9)
Unit Configuration
 Changes                            -         (14)
                             ---------    --------
              12/31/2004          939     200,149



                           Portfolio Summary
                        As of December 31, 2004

        Market           Properties     Units     % of      % of 2005
                                                  Units     NOI Budget

Boston                           35     6,434      3.2%          5.7%
DC Northern Virginia             17     5,576      2.8%          4.9%
New York Metro Area              13     3,642      1.8%          4.4%
New England (excluding
 Boston)                         45     6,118      3.1%          3.6%
DC Suburban Maryland             26     5,617      2.8%          3.3%
                       ----------------------------------------------
Atlantic Region                 136    27,387     13.7%         21.8%

South Florida                    51    11,384      5.7%          6.6%
Orlando                          32     6,788      3.4%          3.3%
North Florida                    47     6,656      3.3%          2.5%
Tampa/Ft Myers                   27     4,694      2.3%          1.6%
                       ----------------------------------------------
Florida Region                  157    29,522     14.8%         14.1%

Raleigh/Durham                   17     4,201      2.1%          1.4%
Charlotte                        12     3,701      1.8%          1.1%
                       ----------------------------------------------
Carolina Region                  29     7,902      3.9%          2.4%

Atlanta                          63    13,390      6.7%          5.2%
Birmingham                        1       240      0.1%          0.0%
                       ----------------------------------------------
Georgia Region                   64    13,630      6.8%          5.2%

Minneapolis/St Paul              18     3,982      2.0%          1.9%
Chicago                           9     3,409      1.7%          1.6%
Southeastern Michigan            22     3,427      1.7%          1.4%
Nashville                        11     2,729      1.4%          1.0%
Columbus                         31     3,415      1.7%          0.8%
Indianapolis                     29     3,056      1.5%          0.7%
Northern Ohio                    25     2,692      1.3%          0.7%
Southern Ohio                    22     1,865      0.9%          0.4%
St Louis                          5       984      0.5%          0.4%
Milwaukee                         3       686      0.3%          0.4%
Lexington                         7       656      0.3%          0.2%
Louisville                        8       608      0.3%          0.1%
Memphis                           1       568      0.3%          0.1%
                       ----------------------------------------------
Midwest Region                  191    28,077     14.0%          9.8%

Lexford Other                    46     3,957      2.0%          1.0%

Dallas/Ft Worth                  36    10,927      5.5%          3.7%
Houston                          17     5,282      2.6%          1.9%
Austin                           13     3,867      1.9%          1.2%
Tulsa                             8     2,036      1.0%          0.5%
San Antonio                       6     1,861      0.9%          0.4%
Kansas City                       1       288      0.1%          0.2%
                       ----------------------------------------------
Texas Region                     81    24,261     12.1%          8.0%

Phoenix                          38    10,852      5.4%          4.4%
Tucson                            2       558      0.3%          0.1%
Albuquerque                       2       369      0.2%          0.1%
                       ----------------------------------------------
Arizona Region                   42    11,779      5.9%          4.6%

Denver                           30     8,772      4.4%          4.0%
                       ----------------------------------------------
Colorado Region                  30     8,772      4.4%          4.0%

Los Angeles                      31     6,787      3.4%          7.3%
San Diego                        13     4,048      2.0%          3.9%
Orange County, CA                 8     3,013      1.5%          2.9%
Inland Empire, CA                11     3,504      1.8%          2.8%
                       ----------------------------------------------
Southern Cal Region              63    17,352      8.7%         17.0%

San Francisco Bay Area           26     6,249      3.1%          4.9%
Central Valley CA                10     1,595      0.8%          0.5%
                       ----------------------------------------------
Northern Cal Region              36     7,844      3.9%          5.4%

Seattle                          35     7,267      3.6%          3.5%
Portland OR                      13     4,678      2.3%          2.0%
Tacoma                            7     2,341      1.2%          1.0%
                       ----------------------------------------------
Washington Region                55    14,286      7.1%          6.5%

         Total                  930   194,769     97.3%         99.7%
Condominium Conversion            8     1,579      0.8%          0.3%
Ft. Lewis - Military
 Housing                          1     3,801      1.9%          0.0%
                       ----------------------------------------------
      Grand Total               939   200,149    100.0%        100.0%



                 Debt Summary as of December 31, 2004

                                                             Weighted
                                                             Average
                                               $ Millions    Rate (1)
                                               ----------- -----------

   Secured                                         $3,167        5.46%
   Unsecured                                        3,293        5.81%
                                               ----------- -----------
      Total                                        $6,460        5.63%

   Fixed Rate                                      $5,071        6.45%
   Floating Rate                                    1,389        2.51%
                                               ----------- -----------
      Total                                        $6,460        5.63%

   Above Totals Include:
   ---------------------
   Tax Exempt:
      Fixed                                          $287        4.30%
      Floating                                        562        1.79%
                                               ----------- -----------
      Total                                          $849        2.70%

   Unsecured Revolving Credit Facility               $150        1.73%

(1) Net of the effect of any derivative instruments.



               Debt Maturity Schedule as of December 31, 2004

                    Year         $ Millions      % of Total
                 ----------      ----------      ----------

                      2005 (2)(3)     $818            12.7%
                      2006    (4)      492             7.6%
                      2007             449             7.0%
                      2008             627             9.7%
                      2009             838            13.0%
                      2010             232             3.6%
                      2011             718            11.1%
                      2012             454             7.0%
                      2013             415             6.4%
                     2014+           1,417            21.9%
                                 ----------      ----------
                      Total         $6,460           100.0%

(2) Includes $300 million of unsecured debt with a final maturity of 2015 that is putable/callable in 2005.
(3) Includes $150 million outstanding on the Company's unsecured revolving credit facility.
(4) Includes $150 million of unsecured debt with a final maturity of 2026 that is putable in 2006.


               Selected Unsecured Public Debt Covenants

                                                        December 31,
                                                           2004
                                                     -----------------

 Total Debt to Adjusted Total Assets (not to exceed
  60%)                                                           42.5%


 Secured Debt to Adjusted Total Assets (not to exceed
  40%)                                                           20.8%


 Consolidated Income Available For Debt Service To
     Maximum Annual Service Charges
     (must be at least 1.5 to 1)                                 2.88


 Total Unsecured Assets to Unsecured Debt
      (must be at least 150%)                                   278.1%


These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP. The terms are defined in the original indenture.


                Capitalization as of December 31, 2004

Total Debt                                             $6,459,806,228

Common Shares & OP Units                 305,629,855
Common Share Equivalents                   1,968,453
                                    -----------------
Total Outstanding at quarter-end         307,598,308
Common Share Price at December 31,
 2004                                         $36.18
                                    -----------------
                                                       11,128,906,783
Perpetual Preferred Shares
 Liquidation Value                                        615,000,000
Perpetual Preference Interests
 Liquidation Value                                        171,500,000
                                                     -----------------
Total Market Capitalization                           $18,375,213,011

Total Debt/Total Market
 Capitalization                                                    35%


         Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding

                       2004         2003         4Q04         4Q03
                   ------------ ------------ ------------ ------------

Weighted Average
 Amounts Outstanding
 for Net Income
 Purposes:
 Common Shares -
  basic            279,744,163  272,337,070  282,329,423  274,457,492
 Shares issuable
  from assumed
  conversion/
 vesting of:
   - OP Units       20,939,266   22,185,987   20,601,420   21,913,702
   - share options/
   restricted shares 3,188,048    2,517,600    3,909,787    3,145,291
                   ------------ ------------ ------------ ------------
 Total Common
  Shares and OP
  Units - diluted  303,871,477  297,040,657  306,840,630  299,516,485

Weighted Average
 Amounts
 Outstanding for
 FFO Purposes:
   OP Units - basic 20,939,266   22,185,987   20,601,420   21,913,702
 Common Shares -
  basic            279,744,163  272,337,070  282,329,423  274,457,492
                   ------------ ------------ ------------ ------------
 Total Common
  Shares and OP
  Units - basic    300,683,429  294,523,057  302,930,843  296,371,194
 Shares issuable
  from assumed
  conversion/
 vesting of:
   - convertible
   preferred
   shares/units      2,211,302    3,093,146    1,476,195    2,998,695
   - share options/
   restricted shares 3,188,048    2,517,600    3,909,787    3,145,291
                   ------------ ------------ ------------ ------------
 Total Common
  Shares and OP
  Units - diluted  306,082,779  300,133,803  308,316,825  302,515,180

Period Ending
 Amounts
 Outstanding:
 OP Units           20,552,940
 Common Shares     285,076,915
                   ------------
 Total Common
  Shares and OP
  Units            305,629,855

----------------------------------------------------------------------

            Unconsolidated Entities as of December 31, 2004
      (Amounts in thousands except for project and unit amounts)


                          Institutional
                              Joint       Lexford /
                             Ventures       Other        Totals
                          ------------- ------------- -------------

Total projects                      45            12            57 (1)
                          ------------- ------------- -------------

Total units                     10,846         1,571        12,417 (1)
                          ------------- ------------- -------------


Company's ownership
 percentage of outstanding
 debt                             25.0%         11.0%

Company's share of
 outstanding debt (2)         $121,200        $3,179      $124,379
                          ------------- ------------- -------------


Operating information for
 the year ended
12/31/04 (at 100%) (3):
   Operating revenue           $89,967       $10,494      $100,461
   Operating expenses           40,369         5,499        45,868
                          ------------- ------------- -------------
   Net operating income         49,598         4,995        54,593
   Depreciation                 20,905         2,257        23,162
   Other                           414             -           414
                          ------------- ------------- -------------
   Operating income             28,279         2,738        31,017
   Interest and other
    income                         154            24           178
   Interest:
        Expense incurred,
         net                   (37,444)       (2,498)      (39,942)
        Amortization of
         deferred
         financing costs          (617)         (214)         (831)
                          ------------- ------------- -------------
   Net (loss) income           $(9,628)          $50       $(9,578)
                          ============= ============= =============


(1) Totals exclude Fort Lewis Military Housing consisting of one property and 3,801 units, which is not accounted for under the equity method of accounting, but is included in the Company's property/unit counts at December 31, 2004.

(2) All debt is non-recourse to the Company.

(3) Excludes approximately $7.3 million of losses from previously unconsolidated development entities. The Company consolidated these development entities during the first quarter of 2004 either through its acquisition of 15 of these projects or through its adoption of FIN 46 effective March 31, 2004.

       Consolidated Development Projects as of December 31, 2004
      (Amounts in thousands except for project and unit amounts)

                                                     Total
                                                     Book
                                            Total    Value
                                    No. of  Capital To Date Percentage
Projects            Location         Units Cost (1) (1)(2)   Completed
----------------------------------------------------------------------

Projects Under
 Development
--------------
2400 M Street
 (Sovereign at
 2400)              Washington, D.C.  359 $111,947  $63,774        57%
Union Station       Los Angeles, CA   278   57,222   21,780        38%
Indian Ridge        Waltham, MA       264   47,032   24,904        53%
1111 25th Street
 (Sovereign House)
 (3)                Washington, D.C.  141   40,329   38,425        95%
Bella Vista III (4) Woodland Hills,
                     CA               264   70,179   20,293         3%
                                    ------------------------

Total Projects Under Development    1,306  326,709  169,176

Completed Not
 Stabilized:
-------------
1210 Massachusetts Ave.
(Sovereign Park)    Washington, D.C.  144   39,702   39,365       100%
Water Terrace I     Marina Del Rey,
 (Regatta I) (4)(5)  CA               450  226,175  226,175       100%
Bella Vista I & II  Woodland Hills,
 (Warner Ridge) (4)  CA               315   80,112   77,186       100%
City View at the
 Highlands (4)      Lombard, IL       403   65,539   65,279       100%
City Place
 (Westport) (4)     Kansas City, MO   288   33,760   33,760       100%
Marina Bay II (4)   Quincy, MA        108   23,480   23,230       100%
                                    ------------------------

Total Projects Completed Not
 Stabilized                         1,708  468,768  464,995

Completed And Stabilized During the
 Quarter:
-----------------------------------
Legacy Park Central Concord, CA       259   52,337   51,035       100%
                                    ------------------------

Total Projects Completed And
 Stabilized During the Quarter        259   52,337   51,035
                                    ------------------------


Total Projects           12         3,273 $847,814 $685,206
                                    ========================


                                              Estimated    Estimated
                        Percentage Percentage Completion Stabilization
Projects      Location     Leased   Occupied     Date        Date
----------------------------------------------------------------------

Projects
 Under
 Development
------------
2400 M Street
 (Sovereign at
 2400)         Washington, D.C.  -         -     1Q 2006       3Q 2007
Union
 Station       Los Angeles, CA   -         -     4Q 2005       4Q 2006
Indian Ridge   Waltham, MA       -         -     4Q 2005       4Q 2006
1111 25th
 Street
 (Sovereign
 House) (3)    Washington, D.C.  -         -     1Q 2005       4Q 2005
Bella Vista    Woodland
 III (4)        Hills, CA        -         -     3Q 2006       2Q 2007

Total Projects Under
 Development

Completed
 Not
 Stabilized:
------------
1210
 Massachusetts Ave.
 (Sovereign
 Park)         Washington, D.C. 31%       26%  Completed       4Q 2005
Water Terrace
 I (Regatta I) Marina Del
 (4)(5)         Rey, CA         77%       74%  Completed       3Q 2005
Bella Vista I
 & II (Warner  Woodland
 Ridge) (4)     Hills, CA       90%       90%  Completed       1Q 2005
City View at
 the Highlands
 (4)           Lombard, IL      74%       74%  Completed       2Q 2005
City Place
 (Westport)    Kansas
 (4)            City, MO        73%       72%  Completed       3Q 2005
Marina Bay
 II (4)        Quincy, MA       56%       56%  Completed       3Q 2005

Total Projects Completed
 Not Stabilized

Completed And Stabilized
 During the Quarter:
-------------------------
Legacy Park
 Central      Concord, CA       98%       96%  Completed       4Q 2004

Total Projects Completed
 And Stabilized During
 the Quarter


Total
 Projects         12


                                               Total Capital  Q4 2004
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS        Cost (1)      NOI
                                               -----------------------
Projects Under Development                          $326,709       $-
Completed Not Stabilized                             468,768    2,896
Completed And Stabilized During the Quarter           52,337      620
                                               -----------------------
  Total Development/Newly Stabilized NOI
   Contribution                                     $847,814   $3,516
                                               =======================

(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all completed projects. Total capital cost and total book value to date exclude purchase consideration paid to the development partner of $1.8 million and $1.0 million on Water Terrace I and Bella Vista I & II, respectively.

(2) Of the total book value to date, $516.0 million has been transferred to land and depreciable property and $169.2 million is currently reflected as construction in progress ("CIP"). The remaining $148.7 million of CIP represents land held for future development and related costs. Of the $162.6 million remaining to be invested, $107.6 million will be funded through third party construction mortgages.

(3) Project will be converted to condominiums.

(4) Projects are wholly owned. All others are partially owned.

(5) Project was sold on January 31, 2005.



 Consolidated Condominium Conversion Projects as of December 31, 2004
      (Amounts in thousands except for project and unit amounts)

                                                     Units
                                         -----------------------------
                                                       Available for
                                                            Sale
                                                      ----------------
                        Project Estimated              Sold
                         Start   Close         Units    Not
Projects      Location    Date  Out Date Total Closed Closed Available
----------------------------------------------------------------------

For Sale
--------
Four Lakes    Lisle, IL  Q4 2001 Q4 2005   774    647     12      115
Country Club
 Estates      Mill Creek,
               WA        Q1 2004 Q3 2005   151     65     22       64
Sterling
 Heights      Bellevue,
               WA        Q2 2004 Q3 2005   116     40     35       41
Venetian I &
 II           Phoenix,
               AZ        Q1 2004 Q3 2005   264     93      8      163
Verona        Scottsdale,
               AZ        Q2 2004 Q2 2005   108      -      -      108
Tuscany
 Villas       Scottsdale,
               AZ        Q4 2004 Q2 2006   180      -      -      180
Grand Oasis   Coral
               Springs,
               FL        Q2 2004 Q1 2005   198    109     74       15
Grand Marquis Plantation,
               FL        Q4 2004 Q1 2006   198      -      -      198
Radius at
 Logan Circle Washington,
 (1)           DC        Q2 2004 Q1 2005   170    116     18       36
Watermarke
 (1)          Irvine, CA Q3 2004 Q4 2006   535     45     55      435
1111 25th (1) Washington,
               DC        Q4 2004 Q4 2005   141      -      -      141
                                         -----------------------------

                                         2,835  1,115    224    1,496

Sold Out
--------
Pointe East   Redmond WA Q4 2002 Q4 2003    76     76      -        -
Preserve at
 Squaw Peak   Phoenix,
               AZ        Q1 2003 Q1 2004   108    108      -        -
Barcelona     Scottsdale,
               AZ        Q3 2003 Q3 2004    96     96      -        -
              Lake Forest
Balaton        Park, WA  Q3 2003 Q3 2004   108    108      -        -
                                         -----------------------------

                                           388    388      -        -

Totals                             15    3,223  1,503    224    1,496
                                         =============================


                                                2004 YTD Activity
                                           ---------------------------
                                                               FFO
                         Project Estimated                 Incremental
                          Start   Close    Units     Sales   Gain on
Projects      Location     Date  Out Date  Closed    Price     Sale
----------------------------------------------------------------------

For Sale
-------------
Four Lakes    Lisle, IL  Q4 2001 Q4 2005     310    $41,822    $7,613
Country Club
 Estates      Mill Creek,
               WA        Q1 2004 Q3 2005      65     10,896     1,931
Sterling
 Heights      Bellevue,
               WA        Q2 2004 Q3 2005      40      7,813     1,328
Venetian I &
 II           Phoenix,
               AZ        Q1 2004 Q3 2005      93     14,396     3,222
Verona        Scottsdale,
               AZ        Q2 2004 Q2 2005       -          -         -
Tuscany
 Villas       Scottsdale,
               AZ        Q4 2004 Q2 2006       -          -         -
Grand Oasis   Coral
               Springs,
               FL        Q2 2004 Q1 2005     109     15,359     4,126
Grand Marquis Plantation,
               FL        Q4 2004 Q1 2006       -          -         -
Radius at
 Logan Circle
 (1)          Washington,
               DC        Q2 2004 Q1 2005     116     40,918     6,271
Watermarke
 (1)          Irvine, CA Q3 2004 Q4 2006      45     17,514     1,982
1111 25th (1) Washington,
               DC        Q4 2004 Q4 2005       -          -         -
                                         -----------------------------

                                             778    148,718    26,473

Sold Out
--------
Pointe East   Redmond WA Q4 2002 Q4 2003       -          -      (142)
Preserve at
 Squaw Peak   Phoenix,
               AZ        Q1 2003 Q1 2004       2        171        32
Barcelona     Scottsdale,
               AZ        Q3 2003 Q3 2004      96     13,135     2,879
Balaton       Lake Forest
               Park, WA  Q3 2003 Q3 2004     101     15,310     2,812
                                         -----------------------------

                                             199     28,616     5,581

Totals                             15        977   $177,334   $32,054
                                         =============================

Net incremental gain on sales of
 condominium units                                            $32,054
Property management and general
 and administrative expenses                                   (3,361)
Discontinued operating (loss)                                    (508)
                                                          ------------
Net Income - Condominium Division (2)                          28,185
                                                          ============


                                                    4Q 2004
                                          ----------------------------
                                                               FFO
                         Project Estimated                 Incremental
                          Start   Close    Units     Sales   Gain on
Projects      Location     Date  Out Date  Closed    Price     Sale
----------------------------------------------------------------------

For Sale
--------
Four Lakes     Lisle, IL Q4 2001 Q4 2005     104    $15,514    $2,086
Country Club
 Estates       Mill Creek,
                WA       Q1 2004 Q3 2005      38      6,557     1,199
Sterling
 Heights       Bellevue,
                WA       Q2 2004 Q3 2005      33      6,642     1,150
Venetian I &
 II            Phoenix,
                AZ       Q1 2004 Q3 2005      59      9,364     2,057
Verona         Scottsdale,
                AZ       Q2 2004 Q2 2005       -          -         -
Tuscany Villas Scottsdale,
                AZ       Q4 2004 Q2 2006       -          -         -
Grand Oasis    Coral
                Springs,
                FL       Q2 2004 Q1 2005     109     15,359     4,126
Grand Marquis  Plantation,
                FL       Q4 2004 Q1 2006       -          -         -
Radius at Logan
 Circle (1)    Washington,
                DC       Q2 2004 Q1 2005      68     25,947     3,953
Watermarke (1) Irvine,
                CA       Q3 2004 Q4 2006      45     17,514     1,982

1111 25th (1)  Washington,
                DC       Q4 2004 Q4 2005       -          -         -
                                          ----------------------------

                                             456     96,897    16,553

Sold Out
--------
Pointe East    Redmond
                WA       Q4 2002 Q4 2003       -          -       (93)
Preserve at
 Squaw Peak    Phoenix,
                AZ       Q1 2003 Q1 2004       -          -         -
Barcelona      Scottsdale,
                AZ       Q3 2003 Q3 2004       -          -        (4)
Balaton        Lake Forest
                Park, WA Q3 2003 Q3 2004       -          -       (71)
                                          ----------------------------

                                               -          -      (168)

Totals                             15        456    $96,897   $16,385
                                          ============================




Net incremental gain on sales of
 condominium units                                            $16,385
Property management and general
 and administrative expenses                                   (1,391)
Discontinued operating (loss)                                    (205)
                                                          ------------
Net Income - Condominium Division (2)                         $14,789
                                                          ============

(1) Partially owned projects; incremental gain on sale represents portion attributable to the Company.
(2) Excludes interest income and interest expense specific to condominium conversion projects.



   Maintenance Expenses and Capitalized Improvements to Real Estate
                 For the Year Ended December 31, 2004
      (Amounts in thousands except for unit and per unit amounts)


                     -------------------------------------------------
                                   Maintenance Expenses
                     -------------------------------------------------

              Total            Avg.             Avg.             Avg.
              Units   Expense  Per    Payroll   Per              Per
               (1)       (2)   Unit     (3)    Unit    Total     Unit
            -------- --------------- --------------- -----------------

Established
 Properties
 (6)        153,442   $88,478  $577   $81,041  $528  $169,519  $1,105

New
 Acquisition
 Properties
 (7)         21,762    12,267   698     8,324   474    20,591   1,172

Other
 (8)          8,727    12,354          10,910          23,264
            -------- ---------       ---------       ---------

Total       183,931  $113,099        $100,275        $213,374
            ======== =========       =========       =========


                 -----------------------------------------------------
                        Capitalized Improvements to Real Estate
                 -----------------------------------------------------

                               Avg.  Building    Avg.             Avg.
                  Replacements Per  Improvements Per              Per
                      (4)     Unit     (5)      Unit   Total     Unit
                 ------------------ ----------------- ----------------

Established
 Properties (6)      $57,300  $373     $95,715  $624  $153,015   $997

New Acquisition
 Properties (7)        4,026   229      10,127   576    14,153    805

Other (8)             17,868            27,135          45,003
                 ------------       -----------       ---------

Total                $79,194          $132,977        $212,171
                 ============       ===========       =========


                                                     -----------------
                                                           Total
                                                        Expenditures
                                                     -----------------

                                                                 Avg.
                                                       Grand     Per
                                                        Total    Unit
                                                     -----------------

Established Properties (6)                           $322,534  $2,102

New Acquisition Properties (7)                         34,744   1,977

Other (8)                                              68,267
                                                     ---------

Total                                                $425,545
                                                     =========


(1) Total units exclude 16,218 unconsolidated units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as carpets, appliances, mechanical equipment, fixtures and vinyl flooring.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Wholly Owned Properties acquired prior to January 1, 2002.

(7) Wholly Owned Properties acquired during 2002, 2003 and 2004. Per unit amounts are based on a weighted average of 17,577 units.

(8) Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $6.6 million included in building improvements spent on fifteen specific assets related to major renovations and repositioning of these assets.


                        Discontinued Operations
                        (Amounts in thousands)

                                Year Ended          Quarter Ended
                                December 31,         December 31,
                           --------------------- ---------------------
                              2004       2003       2004       2003
                           --------------------- ---------------------

REVENUES
Rental income                $61,790   $219,370     $7,458    $39,153
                           ---------- ---------- ---------- ----------
     Total revenues           61,790    219,370      7,458     39,153
                           ---------- ---------- ---------- ----------

EXPENSES (1)
Property and maintenance      27,977     77,233      4,250     15,304
Real estate taxes and
 insurance                     7,009     23,611        878      4,390
Property management              111        103         38          -
Depreciation                  12,374     56,571        996     10,163
                           ---------- ---------- ---------- ----------
     Total expenses           47,471    157,518      6,162     29,857
                           ---------- ---------- ---------- ----------

Discontinued operating
 income                       14,319     61,852      1,296      9,296

Interest and other income        260        322         25        132
Interest:
     Expense incurred, net      (898)    (6,346)      (182)      (859)
     Amortization of
      deferred financing
      costs                     (553)    (1,090)       (81)      (363)
                           ---------- ---------- ---------- ----------
Discontinued operations,
 net                         $13,128    $54,738     $1,058     $8,206
                           ========== ========== ========== ==========



(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.



    As a result of the Securities and Exchange Commission's Regulation FD, the Company will provide earnings guidance in its quarterly earnings release. These projections are based on current expectations and are forward-looking.


              2005 Earnings Guidance (per share diluted)
           -------------------------------------------------

                                        Q1 2005             2005
                                   ----------------- -----------------

   Expected EPS (1) (3)             $0.65 to $0.67    $1.84 to $1.94
   Add:  Expected depreciation
    expense                              0.41              1.62
   Less: Expected net gain on
    sales (1)                           (0.50)            (1.20)

                                   ----------------- -----------------
   Expected FFO (2) (3)             $0.56 to $0.58    $2.26 to $2.36
                                   ================= =================



                        Same-Store Assumptions
                    ------------------------------

                                         2005
                                   -----------------

   Physical occupancy                    94.0%

   Revenue change                   2.00% to 3.25%

   Expense change                    3.6% to 5.0%

   NOI change                        0.0% to 3.0%

   Acquisitions                      $1.0 billion

   Dispositions                      $1.0 billion


(1) Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

(2) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Expected FFO is calculated on a basis consistent with actual FFO.

(3) Includes realized $0.03 per share in Q1 2005 due to vacant land sold and excludes any realization due to eBay, Inc.'s proposed acquisition of Rent.com.


    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901